UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: MARCH 30, 2001

AMERICAN CRYSTAL SUGAR COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560	(218) 236-4400
(Address of principal executive offices)	(Registrant’s telephone number)

Item  9

          American Crystal Sugar Company (the “Company”) announced to its shareholders on March 30, 2001 that the forecasted gross beet payment for the 2000 crop has increased $1.00 from $31.50 to $32.50 per average ton of sugarbeets.

          On April 2, 2001 the Company will announce to its shareholders that the gross beet payment for the 2001 crop is currently estimated to be approximately $30.00 per average ton of sugarbeets.  The actual gross beet payment for the 2001 crop will necessarily differ from the current estimate to reflect actual crop statistics, Company operations, and selling prices for the Company’s products during fiscal year 2002.

This report contains forward-looking statements and information based upon assumptions by the  Company’s management.  These forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “will” or similar verbs or expressions.  If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements.  The differences could be caused by a number of factors or combination of factors, including, but not limited to, those factors influencing the Company and its business which are described in  “Important Factors” section contained in the Company’s Annual Report on Form 10-K for fiscal year 2000.  Readers are urged to consider these factors when evaluating any forward-looking statement.  The Company undertakes no obligation to update any forward-looking statements in this report to reflect future events or developments.

          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME
Dated: March 30, 2001	s/s Brian Ingulsrud
	By:	Brian Ingulsrud
	Its:	Corporate Controller and Chief Accounting Officer